EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Michael W. Rogers Executive Vice President and CFO 781-861-8444	Brooke D. Wagner VP, Corporate Communications 781-402-3410

INSTITUTIONAL SHAREHOLDER SERVICES AND GLASS LEWIS SUPPORT

INDEVUS’ ACQUISITION OF VALERA PHARMACEUTICALS

LEXINGTON, Mass., April 4, 2007 – Indevus Pharmaceuticals, Inc. (Nasdaq: IDEV) said today that Institutional Shareholder Services (ISS) and Glass Lewis & Co., two of the world’s leading proxy advisory firms, both recommend that Indevus stockholders vote “FOR” the issuance of shares of Indevus common stock as part of Indevus’ acquisition of Valera Pharmaceuticals, Inc. Stockholders are to vote on the proposal at the Company’s annual and special meeting of stockholders on April 17, 2007.

Both firms also recommend that Indevus stockholders vote for each of the Company’s other proposals to be presented at the meeting. These proposals include the following:

•	an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 120 million shares to 200 million shares;

•	amendments to Indevus’ 2004 Equity Incentive Plan and 1995 Stock Purchase Plan;

•	the election of Indevus’ nominees to the board of directors; and

•	the ratification of PricewaterhouseCoopers LLP as Indevus’ independent registered public accounting firm.

Indevus announced on December 12, 2006 that it had entered into a definitive agreement to acquire Valera in a stock transaction for $7.75 per share, plus contingent payments of up to $3.50 per share based on the achievement of future product milestones. Closing of the transaction, which is subject to Indevus and Valera stockholder approval, is expected shortly after the respective stockholder meetings.

ISS, which issued its report to clients on March 26, 2007, stated, “[T]here is a wide consensus . . . on the strategic benefits of the merger and its positive long term financial impact.” ISS added that based on its review of the transaction, the firm believes that the transaction “warrants shareholder support.”

Glass Lewis, which issued its report to clients on March 29, 2007, stated that Indevus’ board of directors “was able to negotiate from a favorable position and we believe that the earn-out structure (CSRs) provide the Company a certain level of downside risk protection to the success of Valera’s product pipeline.” Glass Lewis added, “[W]e recommend that shareholders vote FOR” the transaction.

Glenn L. Cooper, M.D., chairman and chief executive officer of Indevus, commented, “We are pleased that such leading proxy advisory firms as ISS and Glass Lewis both recognize that the acquisition of Valera is an important strategic opportunity for Indevus and its stockholders. The acquisition of Valera will firmly establish Indevus as an emerging leader in the areas of urology and endocrinology. Upon closing, Indevus will have a robust product portfolio of marketed products and new product launches and we are very excited about moving towards closing this transaction.”

Stockholders with questions or needing assistance in voting their shares may contact Indevus’ proxy solicitor, The Altman Group, at 800-926-4985 (toll-free).

About Indevus

Indevus is a specialty pharmaceutical company engaged in the acquisition, development and commercialization of products to treat conditions in urology and endocrinology. The Company’s marketed products include SANCTURA® for overactive bladder, which it co-promotes with its partner Esprit Pharma, Inc. and DELATESTRYL® to treat male hypogonadism. The compounds in development include SANCTURA XR™, the once-daily formulation of SANCTURA, NEBIDO® for male hypogonadism, PRO 2000 for the prevention of infection by HIV and other sexually-transmitted pathogens, pagoclone for stuttering, and aminocandin for serious fungal infections, for which the Company recently licensed worldwide rights to Novexel S.A. On December 12, 2006, the Company announced that it had entered into a definitive agreement under which the Company will acquire Valera Pharmaceuticals, Inc.

About Valera Pharmaceuticals

Valera is a specialty pharmaceutical company focused on developing, acquiring, and commercializing products to treat urology and endocrinology diseases and disorders. Utilizing its innovative Hydron technology, Valera is developing soft, compact and flexible hydrogel-based implants which can be designed to release therapeutic agents at a controlled rate for up to twelve months. VANTAS®, a patent protected once-per-year implant currently marketed by Valera for the palliative treatment of advanced prostate cancer, employs this drug delivery technology. A second product, SUPPRELIN®-LA is a twelve-month implant currently under review by the FDA for the treatment of central precocious puberty. Additional information about Valera Pharmaceuticals is available at: http://www.valerapharma.com.

Forward-Looking Statements

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™ and NEBIDO®; the early state of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR and NEBIDO; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO; dependence on third parties for manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; the ability to obtain the requisite Indevus and Valera stockholder approvals as well as complete the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; market acceptance for the transaction and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwise economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Merger Information and Where to Find It

In connection with the merger between Indevus and Valera, Indevus filed a registration statement on Form S-4 with the SEC, containing a joint proxy statement/prospectus and other relevant materials. Such joint proxy statement/prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This final joint proxy statement/prospectus was mailed on or about March 14, 2007 to the stockholders of Indevus and Valera. INVESTORS AND SECURITY HOLDERS OF INDEVUS AND VALERA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEVUS, VALERA AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials including supplements and amendments (when they become available), and any other documents filed by Indevus or Valera with the SEC, may be obtained free of charge at the SEC’s web site at: http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Indevus by directing a request to: Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, MA 02421-7966, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Valera by contacting Valera Pharmaceuticals, Inc., 7 Clarke Drive, Cranbury, NJ 08512, Attn: Investor Relations.

Participants in the Merger Solicitation

Indevus, Valera and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Indevus and Valera in favor of the merger. Information about the executive offers and directors of Indevus and their ownership of Indevus common stock is set forth in Indevus’ Annual Report on Form 10-K for the year ended September 30, 2006, which was filed with the SEC on December 7, 2006, as amended by the Annual Repot on Form 10-K/A filed with the SEC on January 26, 2007, and the joint proxy statement/prospectus for Indevus’ 2007 Annual and Special Meeting of Stockholders, which was filed with the SEC on March 13, 2007. Information regarding Valera’s director and executive officers and their ownership of Valera common stock is set forth in Valera’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 22, 2007, and the joint proxy statement/prospectus for Valera’s 2007 Special Meeting of Stockholders, which was filed with the SEC on March 13, 2007.

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